UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2011 (December 8, 2011)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 8, 2011, Merhav-Ampal Group Ltd. (formerly Merhav-Ampal Energy Ltd.) (“MAG”), a wholly-owned subsidiary of Ampal-American Israel Corporation (the “Company”) signed an amendment (the “Amendment”) to the option exercise agreement, dated as of December 31, 2009 (as amended by the Amendment to the Option Exercise Agreement dated December 31, 2010, the “Exercise Agreement”), with Merhav (M.N.F) Ltd. (“Merhav”), pursuant to which Exercise Agreement the Company exercised, subject to certain conditions, its option (the “Option”) to convert the Company’s existing loan to Merhav (consisting of $20 million of principal plus accrued interest as of December 31, 2009) (the “Loan”) into a 25% equity interest in a sugarcane ethanol production project in Colombia (the “Project”) being developed by Merhav.  The Loan is evidenced by an Amended and Restated Promissory Note, dated December 25, 2008 (the “Note”), issued by Merhav in favor of the Company, and is secured by Merhav’s pledge of its shares of Class A Stock of the Company, par value $1.00 per share, pursuant to that certain Pledge Agreement, dated December 24, 2007, between Merhav and the Company.  Merhav’s obligations under the Note are guaranteed by Mr. Yosef A. Maiman pursuant to a personal guaranty, dated as of December 25, 2008.  As previously disclosed, on December 31, 2010, the Company assigned its interest in the Project to MAG.

Pursuant to the Exercise Agreement, the closing of the purchase of the 25% equity stake in the Project had to occur upon the Project obtaining third party financing from an unaffiliated lender (the “Qualified Financing Date”) or as soon as practicable thereafter, but no later than December 31, 2011 (the “Termination Date”). Merhav informed MAG that the Qualified Financing Date would not occur prior to December 31, 2011, the Termination Date, and accordingly MAG and Merhav agreed, and the Amendment provides, that the Termination Date under the Exercise Agreement and the maturity date of the Note be extended to December 31, 2012.

Merhav is a multinational corporation with interests in a range of sectors, including energy, infrastructure projects and agriculture.  Merhav is a significant shareholder of the Company and is wholly owned by Mr. Yosef A. Maiman, the Chairman, President, CEO and member of the controlling shareholder group of the Company.  Because of the foregoing relationship, a special committee of the Board of Directors of the Company composed of the Company’s independent directors negotiated and approved the transaction.

The foregoing descriptions of the Exercise Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the original Exercise Agreement which the Company filed as Exhibit 10dd to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to the amendment to the Exercise Agreement dated December 31, 2010, which the Company filed as Exhibit 10hh to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and to the Amendment, which the Company intends to file as an exhibit to its next annual report, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: December 9, 2011	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs and Secretary

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